REVOLVING CREDIT FACILITY AGREEMENT

Agreement dated as of June 5, 2003 between Optionable, Inc., a Delaware corporation ("Borrower"), and Platinum Value Arbitrage Fund LP ("Lender").

WITNESSETH

WHEREAS, prior to the date hereof, Lender advanced $75,000 in debt to Borrower for certain corporate purposes;

WHEREAS, Lender has agreed to provide to Borrower up to $500,000 in debt and/or equity, at his sole option;

WHEREAS, Borrower desires to borrow additional funds from Lender, and Lender desires to make such funds available to Borrower, on the terms and conditions hereinafter set forth;

WHEREAS, Mark Nordlicht, Managing Partner of Platinum Value Arbitrage Fund LP, is also a shareholder of Optionable, Inc., and is fully empowered to enter into this agreement on behalf of the Lender, and is willing to lend such funds hereunder and under the Notes (as hereinafter defined) without securing Borrower's obligations;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Commitment. Subject to the terms and conditions hereof, Lender hereby agrees to make loans (individually a "Loan" and collectively the "Loans") to the Borrower on a revolving basis in an aggregate principal amount not to exceed Five Hundred Thousand ($500,000) less the aggregate purchase price paid by Lender on or after the date hereof for certain equity investments in Borrower by Lender (the "Commitment"). The Commitment shall expire upon the earliest to occur of (i) June 5, 2004 or (ii) Borrower's payment of all amounts due under this Agreement and the Notes (the date of the earliest of such occurrences being hereinafter referred to as the "Expiration Date").

2. Use of Proceeds. Borrower will use the proceeds of the Loans: (a) to finance research and development or (b) for general working capital purposes.

3. Availability.

(a) Loans shall be made by Lender upon one (1) day's prior written notice from Borrower (effective upon receipt), which notice shall specify (i) the principal amount of such Loan and (ii) the account to which the proceeds of such Loan should be transferred. Lender shall make the proceeds of each Loan available to Borrower in immediately available funds on the date of disbursement of such Loan by transfer to the account of Borrower designated in the notice with respect thereto.

(b) Within the limits of the Commitment, Borrower may borrow, repay and reborrow Loans.

1. Promissory Notes; Terms.

(a) The obligations of Borrower in respect of the Loans shall be evidenced by the Promissory Note of Borrower, dated the date hereof payable to the order of Lender in the maximum principal amount of Five Hundred Thousand ($500,000) in the form of Exhibit I attached hereto (the "$500 Thousand Note"). The outstanding principal amount of each Loan will bear interest, at a rate of 1.66% per month (20% annually). The aggregate outstanding principal amount of the Loans together with any interest due and payable thereon, shall be due and payable on the Expiration Date. All payments by Borrower under this Agreement or the $500 Thousand Note shall be made in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim.

2. Prepayments; Reduction or Termination of Commitment. Borrower may, at its option, at any time and from time to time, upon two (2) Business Days' advance notice to Lender (effective upon receipt), on any Business Day prepay without penalty or premium all or any portion of the Loans and Advances. At any time on at least five (5) days' prior notice to Lender, Borrower may in whole permanently terminate or from time to time permanently reduce the Commitment. The term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York are authorized by law to close.

3. Conditions Precedent.

(a) The obligation of Lender to make additional Loans is subject to the condition that Lender shall have received the Notes duly completed, executed and delivered, as provided in Section 4.

(b) The obligation of Lender to make each other Loan is subject to the additional condition that Lender shall have received the five (5) day notice of borrowing pursuant to Section 3(a).

1. Representations and Warranties. Borrower represents, covenants and warrants to Lender that:

(a) As of the date hereof, Borrower is and thereafter will continue to be a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of Borrower's business or assets therein makes such qualification necessary; and

(b) this Agreement and the Notes have each been duly authorized, executed and delivered by Borrower and constitute the legal, valid, binding and enforceable obligation of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or other laws relating to creditors' rights generally and by equitable principles.

(c) it is expressly understood that this Agreement and the Notes are a corporate obligation of Optionable, Inc., and is not guaranteed by any stockholder, officer or employee of Optionable, Inc. and the Lender agrees to indemnify all stockholders, officers and employees of Optionable, Inc. of any and all obligations associated with this Agreement and the Notes.

1. Notices. All notices, communications, demands and requests required or permitted to be given pursuant to this Agreement or the Notes shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid or by telegram, telex, telecopier or other electronic means and shall be addressed as follows:

When Lender is the intended recipient:

Platinum Value Arbitrage Fund LP
c/o Platinum Partners LP
152 West 57th Street
54th Floor
New York, NY 10019
Attention: Mark Nordlicht
Telecopy: 212-581-0002

When Borrower is the intended recipient:

Optionable, Inc.
555 Pleasantville Road
South Building, Suite 110
Briarcliff Manor, NY 10510
Attention: Edward J. O'Connor
Telecopy: 914-773-1500

Lender or Borrower may designate a new address to which notices, demands and requests required or permitted to be given pursuant to this Agreement or the Notes shall thereafter be transmitted by giving written notice to that effect to the other party. Except as expressly stated to the contrary in this Agreement, each notice, communication, demand or request transmitted in the manner described in this Section 8 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the answer back or call back (if transmitted by telegram, telex or other electronic

means) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

2. Miscellaneous.

(a) Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the laws, rules or principles of such State regarding conflicts of laws.

(b) Benefit Assignment. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Neither Borrower nor Lender may assign any of their respective rights or delegate any of their respective duties under this Agreement without the prior written consent of the other party and any assignment or delegation of this Agreement by either party without the prior written consent of the other party shall be void.

(c) Severability; Reformation. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Agreement which shall remain in full force and effect in the same manner and to the same extent as if the invalid, unenforceable or illegal provision had not been contained in this Agreement. If any such invalidity, unenforceability or illegality of a provision of this Agreement becomes known or apparent to any of the parties, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Agreement generally.

(d) Headings. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

(e) Survival. Borrower's representations and warranties shall survive the making of the Loans and Advances and the execution and delivery of the Notes.

(f) Amendments and Modifications. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon any party unless such addition, cancellation, renewal, extension, modification or amendment is expressly set forth in a written instrument which is executed and delivered by all of the parties hereto by authorized representatives of each party.

(g) Waiver. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party by an authorized representative of such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or

for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent expressly so waived, impair, limit or restrict the exercise of such right, power or remedy.

(h) Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Borrower and Lender have caused this Agreement to be duly executed and delivered as of the date first above written.

OPTIONABLE, INC.

By: K.P. Cassidy, signed on Behalf of Optionable Inc.
Name: Kevin P. Cassidy
Title: Chief Executive Officer

PLATINUM VALUE ARBITRAGE FUND

By: Mark Nordlicht
Name: Mark Nordlicht
Title: Managing Partner